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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                          State or Other Jurisdiction
Name                                   of incorporation or Organization
----                                   --------------------------------
Syntel Limited                                     India

Syntel Europe Limited                              England

Syntel Deutschland GmbH                            Germany

Syntel (Singapore) PTE. LTD.                       Singapore

Syntel (Australia) Pty Limited                     Australia

Syntel Canada Inc.                                 Canada

Syntel (Hong Kong) Ltd.                            Hong Kong

Syntel (Mauritius) Ltd.                            Mauritius

SkillBay LLC                                       Michigan

Syntel Delaware LLC                                Delaware

Syntel Global Private Limited                      India

Syntel International Private Limited               India

Syntel Solutions (Mauritius) Limited               Mauritius

Syntel Sourcing Private Limited                    India

Syntel Consulting Inc.                             Michigan

Syntel Sterling BestShores Solutions
Private Limited                                    India

Syntel Sterling BestShores
(Mauritius) Limited                                Mauritius

Syntel Worldwide (Mauritius) Limited               Mauritius


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